Exhibit 99.1

ITW Delivers $1.97 Earnings per Share, up 17%

•	Total revenue was $3.8 billion, an increase of 7%; organic growth was 4%

•	Operating margin was 24.3%, an increase of 10 bps, 50 bps excluding 2017 legal settlement

•	Operating income was up 7% to $932 million, up 9% excluding the legal settlement

•
Full year guidance adjusted to reflect impact of currency translation in the second half 2018 based on current exchange rates. Expect EPS in the range of $7.50 to $7.70 per share, up 15% versus prior year at the midpoint

GLENVIEW, Ill., July 23, 2018 - Illinois Tool Works Inc. (NYSE: ITW) today reported second quarter 2018 GAAP earnings of $1.97 per share, a 17 percent increase compared to the year ago period. As previously disclosed, the company recorded an EPS benefit of $0.03 per share related to a legal settlement in the second quarter of 2017. Excluding this item, earnings per share increased 19 percent. In addition, currency had a $0.03 negative impact to earnings per share versus guidance provided for the second quarter.

“ITW delivered another strong quarter with good growth momentum and excellent operational execution,” said E. Scott Santi, Chairman and Chief Executive Officer. “The company’s ability to overcome near-term inflationary and currency challenges and generate four percent organic revenue growth, core operating earnings growth of nine percent, core EPS growth of 19 percent, and continue to expand margins is a direct result of the strength and resilience of the ITW Business Model and the dedicated team of ITW professionals around the world who leverage it to serve our customers and execute our strategy with excellence each and every day.”

Revenue was up seven percent with four percent organic growth. Operating income was $932 million in the quarter, an increase of seven percent, and operating margin was 24.3 percent, an increase of 10 basis points. Excluding the second quarter 2017 legal settlement, operating income was up nine percent and operating margin increased 50 basis points. Enterprise Initiatives contributed 110 basis points of margin improvement, more than offsetting 70 basis points of unfavorable price/cost impact. Year-to-date on a dollar-for-dollar basis, pricing actions essentially offset the impact of raw material cost inflation.

All seven of the company’s business segments delivered positive year on year organic revenue growth, led by Welding with 13 percent. Organic growth of four percent was driven by five percent growth in North America.

After-tax return on invested capital was 28.7 percent, an improvement of 440 basis points, of which 400 basis points resulted from new U.S tax rules and regulations.

In the second quarter, Free Cash Flow was $533 million, an increase of 38 percent. The company repurchased $500 million of its own shares.

2018 Guidance
Based on current foreign exchange rates, second half earnings per share are projected to have a $0.12 negative currency impact versus prior guidance. ITW adjusted 2018 full-year EPS guidance to reflect this impact, and expects earnings in a range of $7.50 to $7.70 per share, or 15 percent growth at the midpoint. The company also revised its outlook for operating margin to a range of 24 to 25 percent reflecting price/cost related margin dilution. The company continues to expect to recover the impact of raw material cost increases through price actions on a dollar for dollar basis for the full year and as a result, expects the full year price/cost impact on the company’s earnings per share to be neutral (as it was in the first half of 2018). The company continues to expect organic growth of three to four percent, free cash flow at or above 100 percent of net income, and an effective tax rate of approximately 25 percent for the year. The company now expects to repurchase $1.5 billion of its own shares in 2018.

For the third quarter 2018, the company expects earnings to be in the range of $1.80 to $1.90 per share, with revenue up two to three percent and organic growth of three to four percent. As a reminder, prior year third quarter GAAP EPS of $1.85 included a $0.14 benefit from a legal settlement. Excluding this item, adjusted EPS was $1.71 per share.Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, foreign exchange rates, organic revenue growth, operating margin, price/cost impact, free cash flow, effective tax rate, after-tax return on invested capital, and timing and amount of share repurchases. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2017 and subsequently filed Form 10-Qs.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.3 billion in 2017. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has approximately 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions except per share amounts	2018	2017(1)	2018	2017(1)
Operating Revenue	$3,831	$3,599	$7,575	$7,070
Cost of revenue	2,231	2,087	4,412	4,090
Selling, administrative, and research and development expenses	620	603	1,232	1,211
Legal settlement (income)	—	(15)	—	(15)
Amortization and impairment of intangible assets	48	52	96	105
Operating Income	932	872	1,835	1,679
Interest expense	(64)	(65)	(130)	(129)
Other income (expense)	26	12	38	18
Income Before Taxes	894	819	1,743	1,568
Income Taxes	228	232	425	445
Net Income	$666	$587	$1,318	$1,123

Net Income Per Share:
Basic	$1.98	$1.70	$3.90	$3.25
Diluted	$1.97	$1.69	$3.87	$3.23

Cash Dividends Per Share:
Paid	$0.78	$0.65	$1.56	$1.30
Declared	$0.78	$0.65	$1.56	$1.30

Shares of Common Stock Outstanding During the Period:
Average	336.7	344.7	338.5	345.4
Average assuming dilution	338.9	347.5	340.8	348.3

(1)
The three and six months ended June 30, 2017 have been restated to reflect the adoption of new accounting guidance in 2018 which resulted in the presentation of $2 million and $4 million, respectively, of other net periodic benefit income in Other income (expense) rather than in Operating Income, with no change in Net Income.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	June 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and equivalents	$1,628	$3,094
Trade receivables	2,878	2,628
Inventories	1,320	1,220
Prepaid expenses and other current assets	293	336
Total current assets	6,119	7,278

Net plant and equipment	1,783	1,778
Goodwill	4,675	4,752
Intangible assets	1,177	1,272
Deferred income taxes	595	505
Other assets	1,174	1,195
	$15,523	$16,780

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,350	$850
Accounts payable	623	590
Accrued expenses	1,224	1,258
Cash dividends payable	262	266
Income taxes payable	88	89
Total current liabilities	3,547	3,053

Noncurrent Liabilities:
Long-term debt	6,069	7,478
Deferred income taxes	704	164
Noncurrent income taxes payable	561	614
Other liabilities	854	882
Total noncurrent liabilities	8,188	9,138

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,231	1,218
Retained earnings	20,633	20,210
Common stock held in treasury	(16,555)	(15,562)
Accumulated other comprehensive income (loss)	(1,530)	(1,287)
Noncontrolling interest	3	4
Total stockholders’ equity	3,788	4,589
	$15,523	$16,780

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended June 30, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$879	$198	22.5%
Food Equipment	553	140	25.4%
Test & Measurement and Electronics	554	131	23.5%
Welding	440	129	29.3%
Polymers & Fluids	445	95	21.2%
Construction Products	444	109	24.5%
Specialty Products	522	146	28.1%
Intersegment	(6)	—	—%
Total Segments	3,831	948	24.7%
Unallocated	—	(16)	—%
Total Company	$3,831	$932	24.3%

Six Months Ended June 30, 2018
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$1,780	$415	23.3%
Food Equipment	1,080	270	25.0%
Test & Measurement and Electronics	1,097	258	23.5%
Welding	863	246	28.5%
Polymers & Fluids	887	187	21.1%
Construction Products	872	204	23.3%
Specialty Products	1,007	276	27.4%
Intersegment	(11)	—	—%
Total Segments	7,575	1,856	24.5%
Unallocated	—	(21)	—%
Total Company	$7,575	$1,835	24.2%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q2 2018 vs. Q2 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.8%	1.6%	3.9%	13.3%	0.9%	1.7%	4.0%	3.7%
Acquisitions/Divestitures	—%	—%	—%	—%	—%	—%	(0.1)%	—%
Translation	4.4%	3.2%	2.8%	1.0%	0.8%	2.7%	2.6%	2.8%
Operating Revenue	7.2%	4.8%	6.7%	14.3%	1.7%	4.4%	6.5%	6.5%

Q2 2018 vs. Q2 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	30 bps	100 bps	200 bps	20 bps	40 bps	70 bps	70 bps
Changes in Variable Margin & OH Costs	(40) bps	(90) bps	120 bps	—	(70) bps	20 bps	(130) bps	(60) bps
Total Organic	—	(60) bps	220 bps	200 bps	(50) bps	60 bps	(60) bps	10 bps
Acquisitions/Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	20 bps	(40) bps	(60) bps	10 bps	30 bps	(10) bps	40 bps	—
Total Operating Margin Change	20 bps	(100) bps	160 bps	210 bps	(20) bps	50 bps	(20) bps	10 bps

Total Operating Margin % *	22.5%	25.4%	23.5%	29.3%	21.2%	24.5%	28.1%	24.3%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	270 bps	30 bps	370 bps	40 bps	100 bps	130 bps
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.11) on GAAP earnings per share for the second quarter of 2018.

1H 2018 vs 1H 2017 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	1.9%	1.1%	5.7%	10.4%	0.6%	2.3%	2.3%	3.2%
Acquisitions/Divestitures	—%	—%	—%	—%	—%	—%	(0.2)%	—%
Translation	6.1%	4.3%	4.1%	1.4%	2.1%	4.0%	3.6%	3.9%
Operating Revenue	8.0%	5.4%	9.8%	11.8%	2.7%	6.3%	5.7%	7.1%

1H 2018 vs. 1H 2017 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	30 bps	20 bps	150 bps	160 bps	20 bps	60 bps	50 bps	70 bps
Changes in Variable Margin & OH Costs	(60) bps	(90) bps	110 bps	(50) bps	(50) bps	(40) bps	(90) bps	(30) bps
Total Organic	(30) bps	(70) bps	260 bps	110 bps	(30) bps	20 bps	(40) bps	40 bps
Acquisitions/Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	30 bps	(10) bps	(10) bps	—	40 bps	(20) bps	20 bps	10 bps
Total Operating Margin Change	—	(80) bps	250 bps	110 bps	10 bps	—	(20) bps	50 bps

Total Operating Margin % *	23.3%	25.0%	23.5%	28.5%	21.1%	23.3%	27.4%	24.2%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	270 bps	30 bps	370 bps	50 bps	110 bps	130 bps
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.21) on GAAP earnings per share for the first half of 2018.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 30,		June 30,		December 31,
Dollars in millions	2018	2017	2018	2017	2017
Operating income(1)	$932	$872	$1,835	$1,679	$3,485
Less: Legal settlement income	—	(15)	—	(15)	(95)
Adjusted operating income	932	857	1,835	1,664	3,390
Tax rate(2)	25.5%	28.4%	25.0%	28.4%	28.3%
Income taxes	(238)	(243)	(459)	(472)	(958)
Operating income after taxes	$694	$614	$1,376	$1,192	$2,432

Invested capital:
Trade receivables	$2,878	$2,629	$2,878	$2,629	$2,628
Inventories	1,320	1,199	1,320	1,199	1,220
Net plant and equipment	1,783	1,726	1,783	1,726	1,778
Goodwill and intangible assets	5,852	6,041	5,852	6,041	6,024
Accounts payable and accrued expenses	(1,847)	(1,754)	(1,847)	(1,754)	(1,848)
Other, net	(407)	488	(407)	488	21
Total invested capital	$9,579	$10,329	$9,579	$10,329	$9,823

Average invested capital	$9,675	$10,105	$9,724	$9,942	$10,005
Annualized return on average invested capital	28.7%	24.3%	28.3%	24.0%	24.3%

(1)
The 2017 results have been restated to reflect the adoption of new accounting guidance in 2018 related to the presentation of net periodic benefit costs. The adoption of this guidance resulted in the presentation of $9 million, $4 million and $2 million of other net periodic benefit income in Other income (expense) rather than in Operating Income for the full year 2017, first half 2017 and second quarter 2017, respectively, with no change in Net Income.

(2)
The tax rate for the six months ended June 30, 2018 represents the estimated effective tax rate for the full year of 2018. The tax rate for the twelve months ended December 31, 2017 excludes the impact of the $658 million discrete tax charge related to the 2017 U.S. tax legislation.

ROIC for the three months ended June 30, 2018 was 28.7%, an improvement of 440 basis points, of which 400 basis points related to the new U.S. tax rules and regulations. ROIC for the six months ended June 30, 2018 was 28.3%, an improvement of 430 basis points, of which 380 basis points related to the new U.S. tax rules and regulations.

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in millions	2018	2017	2018	2017
Net cash provided by operating activities	$620	$464	$1,158	$927
Less: Additions to plant and equipment	(87)	(77)	(181)	(141)
Free cash flow	$533	$387	$977	$786

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

IMPACT OF THE "TAX CUTS AND JOBS ACT" AND LEGAL SETTLEMENT ON 2017 RESULTS

Following the passing of the “Tax Cuts and Jobs Act” in the U.S., ITW recorded a one-time tax charge of $658 million in the fourth quarter of 2017. Additionally, as previously disclosed, ITW entered into a confidential legal settlement, resulting in a favorable one-time benefit of $95 million, of which $15 million was recognized in the second quarter of 2017 and $80 million was recognized in the third quarter of 2017. The following schedules illustrate the impact of these items on the Company’s full year, first half and second quarter 2017 financial results:

	Full Year 2017
Dollars in millions	As Reported(1)	Legal Item	Tax Charge	Ex. Items
Total Revenue	$14,314	—	—	$14,314
Operating Income	3,485	+$95	—	3,390
Operating Margin	24.3%	+60 bps	—	23.7%
Tax Rate	48.4%	—	+20.1%-pts	28.3%
Net Income	$1,687	+$59	($658)	$2,286
EPS	$4.86	+$0.17	($1.90)	$6.59

	First Half 2017			Second Quarter 2017
Dollars in millions	As Reported(1)	Legal Item	Ex. Legal Item	As Reported(1)	Legal Item	Ex. Legal Item
Total Revenue	$7,070	—	$7,070	$3,599	—	$3,599
Operating Income	1,679	+$15	1,664	872	+$15	857
Operating Margin	23.7%	+20 bps	23.5%	24.2%	+40 bps	23.8%
EPS	$3.23	+$0.03	$3.20	$1.69	+$0.03	$1.66

(1)
The 2017 results have been restated to reflect the adoption of new accounting guidance in 2018 related to the presentation of net periodic benefit costs. The adoption of this guidance resulted in the presentation of $9 million, $4 million and $2 million of other net periodic benefit income in Other income (expense) rather than in Operating Income for the full year 2017, first half 2017 and second quarter 2017, respectively, with no change in Net Income.